AMENDMENT TO PROMISSORY NOTES

WHEREAS, California Gold Corp., a Nevada corporation (the “Obligor”), issued those Promissory Notes (the “Notes”) listed on the attached Schedule A to ____________ (the “Payee”); and

WHEREAS, the Obligor and the Payee wish to amend the Notes to require their mandatory conversion, without interest, at a conversion price of $0.025 per share (the “Conversion Price”) upon the initial closing of the private placement offering (the “PPO”) in which the Obligor is currently engaged.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other valuable consideration the receipt of which is hereby acknowledged, the Obligor and the Payee hereby agree that the unpaid principal balance of the Notes shall be converted in full upon the initial closing of the PPO at the Conversion Price.  Additionally, the Payee hereby agrees to waive and forfeit any and all interest accrued and accruable on the Notes.  All other terms and conditions of the Notes remain unchanged.

IN WITNESS WHEREOF, this Amendment has been duly executed by the Obligor and acknowledged by the Payee as of the __ day of October 2010.

CALIFORNIA GOLD CORP.

By:
Name:	James Davidson
Title:	President, Treasurer, Chief Financial Officer
and Director

Payee:

Schedule A